Exhibit 3.8

CLIP INTERACTIVE, LLC

AMENDMENT NO. 3 TO THE

FOURTH amended and restated

LIMITED LIABILITY COMPANY AGREEMENT

THIS AMENDMENT NO. 3 (this “Amendment”) TO THE FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (the “Operating Agreement”), of CLIP INTERACTIVE, LLC (the “Company”), dated and effective as of November 1, 2020 (the “Effective Date”), by and among the Company, Jeffrey J. Thramann (the “Founder”) and each other person who becomes a member of the Company in accordance with the terms of the Agreement (collectively, the “Shareholders”). All capitalized terms used herein and not otherwise defined in this Amendment shall have the meanings assigned to them in the Operating Agreement.

RECITALS

WHEREAS, the Shareholders have formed the Company as a limited liability company pursuant to the Colorado Limited Liability Company Act.

WHEREAS, the Shareholders are holders of the Company’s Shares and are a party to the Fourth Amended and Restated Limited Liability Company Agreement of the Company, dated and effective as of October 19, 2018 (and as amended by Amendment No. 1 thereto dated as of March 22, 2019 and Amendment No. 2 thereto dated as of April 7, 2020) by and among the Shareholders, the Founder and the Company; and

WHEREAS, the parties to such Operating Agreement desire to amend the Operating Agreement as provided herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Shareholders agree as follows:

1.       Section 3.6.10 of the Operating Agreement is hereby amended and restated in its entirety to read as follows:

3.6.10       2020 Bridge Note Offering; Adjustments in Respect of Certain Outstanding Shares and Outstanding Derivative Securities.

3.6.10.1   The Company has authorized an offering (the “2020 Bridge Note Offering”) of its 2020 bridge notes (the “2020 Bridge Notes”) to its existing investors. The 2020 Bridge Note Offering will be made in three tranches. The first tranche (“Tranche 1”) was closed on June 15, 2020 (the “Tranche 1 Closing Date”). The second tranche (“Tranche 2”) was closed on August 13, 2020 (the “Tranche 2 Closing Date”). The third tranche (“Tranche 3”) will be commenced immediately after the effectiveness of this Amendment and will close on a date specified in the terms of such offering (but in no event later than Friday November 9, 2020) (the “Tranche 3 Closing Date”).

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3.6.10.2   Effective as of 5:00 PM Mountain Time on the Tranche 1 Closing Date (the “Tranche 1 Issue Date”), all outstanding securities of the Company constituting Tranche 1 Participating Securities (as defined below) shall receive a distribution of additional securities of the Company as provided for in this Section 3.6.10 (such distribution being referred to herein as the “Tranche 1 Distribution”). Any outstanding securities of the Company constituting Tranche 1 Non-Participating Securities (as defined below) shall not be eligible for the Tranche 1 Distribution. Tranche 1 Non-Participating Securities shall continue to remain outstanding and unchanged following the Tranche 1 Issue Date and the Tranche 1 Distribution.

3.6.10.3   Effective as of 5:00 PM Mountain Time on the Tranche 2 Closing Date (the “Tranche 2 Issue Date”), all outstanding securities of the Company constituting Tranche 2 Participating Securities (as defined below) shall receive a distribution of additional securities of the Company as provided for in this Section 3.6.10 (such distribution being referred to herein as the “Tranche 2 Distribution”). Any outstanding securities of the Company constituting Tranche 2 Non-Participating Securities (as defined below) shall not be eligible for the Tranche 2 Distribution. Tranche 2 Non-Participating Securities shall continue to remain outstanding and unchanged following the Tranche 2 Issue Date and the Tranche 2 Distribution.

3.6.10.4   Effective as of 5:00 PM Mountain Time on the Tranche 3 Closing Date (the “Tranche 3 Issue Date”), all outstanding securities of the Company constituting Tranche 3 Participating Securities (as defined below) shall receive a distribution of additional securities of the Company as provided for in this Section 3.6.10 (such distribution being referred to herein as the “Tranche 3 Distribution”). Any outstanding securities of the Company constituting Tranche 3 Non-Participating Securities (as defined below) shall not be eligible for the Tranche 3 Distribution. Tranche 3 Non-Participating Securities shall continue to remain outstanding and unchanged following the Tranche 3 Issue Date and the Tranche 3 Distribution.

3.6.10.5   As of the Tranche 1 Issue Date, all Tranche 1 Participating Securities (as defined below) shall automatically, and without any further action on the part of any holder of such Tranche 1 Participating Securities, shall receive the Tranche 1 Distribution of additional securities of the Company as follows: (A) each Series A Preferred Share shall be issued one additional Series A Preferred Share, (B) each Series B Preferred Share shall be issued one additional Series B Preferred Share, (C) each Series C Preferred Share shall be issued one additional Series C Preferred Share, (D) each Series F Preferred Share shall be issued one additional Series F Preferred Share, (E) each Series 1 Common Share shall be issued one additional Series 1 Common Share. Any outstanding securities of the Company constituting Tranche 1 Non-Participating Securities (as defined below) shall not be eligible to receive the Tranche 1 Distribution.

3.6.10.6   As of the Tranche 2 Issue Date, all Tranche 2 Participating Securities (as defined below) shall automatically, and without any further action on the part of any holder of such Tranche 2 Participating Securities, shall receive the Tranche 2 Distribution of additional securities of the Company as follows: (A) each Series A Preferred Share shall be issued one additional Series A Preferred Share, (B) each Series B Preferred Share shall be issued one additional Series B Preferred Share, (C) each Series C Preferred Share shall be issued one additional Series C Preferred Share, (D) each Series F Preferred Share shall be issued one additional Series F Preferred Share, (E) each Series 1 Common Share shall be issued one additional Series 1 Common Share. Any outstanding securities of the Company constituting Tranche 2 Non-Participating Securities (as defined below) shall not be eligible to receive the Tranche 2 Distribution.

3.6.10.7   As of the Tranche 3 Issue Date, all Tranche 3 Participating Securities (as defined below) shall automatically, and without any further action on the part of any holder of such Tranche 3 Participating Securities, shall receive the Tranche 3 Distribution of additional securities of the Company as follows: (A) each Series A Preferred Share shall be issued one-half additional Series A Preferred Share, (B) each Series B Preferred Share shall be issued one-half additional Series B Preferred Share, (C) each Series C Preferred Share shall be issued one-half additional Series C Preferred Share, (D) each Series F Preferred Share shall be issued one-half additional Series F Preferred Share, (E) each Series 1 Common Share shall be issued one-half additional Series 1 Common Share. Any outstanding securities of the Company constituting Tranche 3 Non-Participating Securities (as defined below) shall not be eligible to receive the Tranche 3 Distribution.

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3.6.10.8   Following the Tranche 1 Distribution and the Tranche 2 Distribution and the Tranche 3 Distribution, (i) the Series A Original Issue Price shall remain at $1.00 per share; (ii) the Series B Original Issue Price shall remain at $1.0435 per share; (iii) the Series C Original Issue Price shall remain at $0.115 per share; and (iv) the Series F Original Issue Price shall remain at $0.01 per share. Following the Tranche 1 Distribution and the Tranche 2 Distribution and the Tranche 3 Distribution, the applicable Conversion Price and Conversion Rate for the Series A, Series B, Series C and Series F Preferred Shares shall remain unchanged.

3.6.10.9   For outstanding options and warrants which are considered Tranche 1 Participating Securities, the number of exercisable shares of such options and warrants shall be automatically increased to reflect the Tranche 1 Distribution as of the Tranche 1 Issue Date. Accordingly, as of the Tranche 1 Issue Date (i) the number of shares for which such option or warrant is exercisable shall be increased by one for each share that such option or warrant was exercisable for prior to the Tranche 1 Distribution, and (ii) the per share exercise price shall remain unchanged.

3.6.10.10   For outstanding options and warrants which are considered Tranche 2 Participating Securities, the number of exercisable shares of such options and warrants shall be automatically increased to reflect the Tranche 2 Distribution as of the Tranche 2 Issue Date. Accordingly, as of the Tranche 2 Issue Date (i) the number of shares for which such option or warrant is exercisable shall be increased by one for each share that such option or warrant was exercisable for prior to the Tranche 1 Distribution, and (ii) the per share exercise price shall remain unchanged.

3.6.10.11   For outstanding options and warrants which are considered Tranche 3 Participating Securities, the number of exercisable shares of such options and warrants shall be automatically increased to reflect the Tranche 3 Distribution as of the Tranche 3 Issue Date. Accordingly, as of the Tranche 3 Issue Date (i) the number of shares for which such option or warrant is exercisable shall be increased by one-half for each share that such option or warrant was exercisable for prior to the Tranche 1 Distribution, and (ii) the per share exercise price shall remain unchanged.

3.6.10.12   The number of shares of any particular class or series of securities to be issued to any holder of Tranche 1 or Tranche 2 or Tranche 3 Participating Securities (including options and warrants) pursuant to the Tranche 1 Distribution or the Tranche 2 Distribution or the Tranche 3 Distribution shall be rounded up or down (as applicable) to the nearest whole share, with 0.50 and higher being rounded up. Each holder in the Tranche 1 Distribution or the Tranche 2 Distribution or the Tranche 3 Distribution contemplated by this Section 3.6.12 hereby acknowledges and agrees that such holder forfeits any fractional share to which such holder is otherwise entitled to upon the Tranche 1 Distribution or the Tranche 2 Distribution or the Tranche 3 Distribution as a result of the rounding functions set forth in this Section 3.6.12. The adjusted per share exercise price of any options or warrants shall be calculated out to four decimal places (rounded).

3.6.10.13   For purposes of this Section 3.6.10, the term “Tranche 1 Non-Participating Securities“ shall mean (as of the Tranche 1 Issue Date) any securities of the Company (whether preferred shares, common shares, options or warrants) held by any holder of shares of Series A Preferred Shares or Series B Preferred Shares or Series C Preferred Shares who (as of the Tranche 1 Issue Date) had not participated in the 2020 Bridge Note Offering by purchasing in the aggregate at least 100% of such holder’s Tranche 1 Allocation in the 2020 Bridge Note Offering (defined below).

3.6.10.14   For purposes of this Section 3.6.10, the term “Tranche 2 Non-Participating Securities“ shall mean (as of the Tranche 2 Issue Date) any securities of the Company (whether preferred shares, common shares, options or warrants) held by any holder of shares of Series A Preferred Shares or Series B Preferred Shares or Series C Preferred Shares who (as of the Tranche 2 Issue Date) had not participated in the 2020 Bridge Note Offering by purchasing in the aggregate at least 100% of such holder’s Tranche 2 Allocation in the 2020 Bridge Note Offering (defined below).

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3.6.10.15   For purposes of this Section 3.6.10, the term “Tranche 3 Non-Participating Securities“ shall mean (as of the Tranche 3 Issue Date) any securities of the Company (whether preferred shares, common shares, options or warrants) held by any holder of shares of Series A Preferred Shares or Series B Preferred Shares or Series C Preferred Shares who (as of the Tranche 3 Issue Date) had not participated in the 2020 Bridge Note Offering by purchasing in the aggregate at least 100% of such holder’s Tranche 3 Allocation in the 2020 Bridge Note Offering (defined below).

3.6.10.16   For purposes of this Section 3.6.10, the term “Tranche 1 Participating Securities“ shall mean (as of the Tranche 1 Issue Date) all securities of the Company (whether preferred shares, common shares, options or warrants) other than Non-Participating Securities.

3.6.10.17   For purposes of this Section 3.6.10, the term “Tranche 2 Participating Securities“ shall mean (as of the Tranche 2 Issue Date only) all securities of the Company (whether preferred shares, common shares, options or warrants) other than Non-Participating Securities, but shall not include any outstanding securities that were issued in the Tranche 1 Distribution. By way of clarification, (x) the Tranche 1 Distribution and the Tranche 2 Distribution will be issued only in respect of participating outstanding Company securities which were outstanding prior to the Tranche 1 Issue Date, and (y) the Tranche 1 Distribution and the Tranche 2 Distribution will not be issued in respect of outstanding Company securities which were issued in the Tranche 1 Distribution.

3.6.10.18   For purposes of this Section 3.6.10, the term “Tranche 3 Participating Securities“ shall mean (as of the Tranche 3 Issue Date only) all securities of the Company (whether preferred shares, common shares, options or warrants) other than Non-Participating Securities, but shall not include any outstanding securities that were issued in the Tranche 1 Distribution or the Tranche 2 Distribution. By way of clarification, (x) the Tranche 1 Distribution and the Tranche 2 Distribution and the Tranche 3 Distribution will be issued only in respect of participating outstanding Company securities which were outstanding prior to the Tranche 1 Issue Date, and (y) the Tranche 1 Distribution and the Tranche 2 Distribution and the Tranche 3 Distribution will not be issued in respect of outstanding Company securities which were issued in the Tranche 1 Distribution or the Tranche 2 Distribution.

3.6.10.19   For purposes of this Section 3.6.10, the term “Tranche 1 Allocation in the 2020 Bridge Note Offering” shall mean the lesser of (i) $10,000 or (ii) an amount equal to 10% of such Shareholder’s prior capital investment in the Company (measured prior to the Tranche 1 closing).

3.6.10.20   For purposes of this Section 3.6.10, the term “Tranche 2 Allocation in the 2020 Bridge Note Offering” shall mean the lesser of (i) $10,000 or (ii) an amount equal to 10% of such Shareholder’s prior capital investment in the Company (measured prior to the Tranche 1 closing).

3.6.10.21   For purposes of this Section 3.6.10, the term “Tranche 3 Allocation in the 2020 Bridge Note Offering” shall mean the lesser of (i) $5,000 or (ii) an amount equal to 5% of such Shareholder’s prior capital investment in the Company.

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Except as specifically amended herein, the Operating Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment as of the day and year first above written.

CLIP INTERACTIVE, LLC:

By: /s/ Michael Lawless

Michael Lawless

Chief Executive Officer

FOUNDER:

By: /s/Jeffrey Thramann

Jeffrey Thramann

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